Exhibit 5.2

ND LLP CPAs

120 East Beaver Creek Rd, Suite 200

Richmond Hill, ON

L4B 4V1

August 21, 2026

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 dated August 21, 2026 of Nuran Wireless Inc. (the “Registrant”) of our report dated April 15, 2026, relating to the consolidated financial statements of Advance Factoring Inc., which appears in the Registrant’s registration statement on Form 40-F as Exhibit 99.94 and is incorporated by reference in the Registration Statement on Form F-10.

ND LLP Chartered Professional Accountants